Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

•	Micromuse Limited

•	Micromuse New Markets, Ltd.

•	Micromuse France SARL

•	Micromuse GmbH

•	Micromuse International

•	Micromuse International Ireland Limited

•	Micromuse Netherlands BV

•	Micromuse USA Inc.

•	Micromuse Latin America Inc.

•	NetOps Corporation

•	Calvin Alexander Networking, Inc.

•	Micromuse do Brasil Ltda.

•	Micromuse S de RL de CV

•	Micromuse (Australia) Pty. Limited

•	Micromuse Japan K.K.

•	Micromuse India Private Limited

•	Micromuse Singapore Pte Ltd.

•	Micromuse UK Holdings Limited

•	RiverSoft Limited

•	RiverSoft Technologies Limited

•	RiverSoft Inc. (US)

•	RiverSoft (UK) Limited

•	RiverSoft (Overseas Holdings) Limited

•	RiverSoft Technologies (Trustees) Limited

•	RiverSoft (Nordic) APS

•	RiverSoft SAS (France)

•	RiverSoft Pty Ltd. (Australia)

•	RiverSoft KK (Japan)

•	RiverSoft BV (Netherlands)

•	RiverSoft Gmbh (Germany)

•	Lumos Technologies, Inc.

•	Network Harmoni, Inc.

•	NDG Software (Aust) Pty Ltd.

•	Quallaby Corporation

•	Quallaby Holdings I

•	Quallaby Holdings II

•	Quallaby North America, Inc.

•	Quallaby Securities Corporation

•	Quallaby SARL

•	Quallaby International

•	Quallaby GmbH

•	Quallaby UK, Ltd.

•	GuardedNet, Inc.

•	GuardedNet Holdings I

•	GuardedNet Holdings II

•	GuardedNet Holdings, LLC